UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2010, Dynavax Technologies Corporation, a Delaware corporation (“Dynavax” or the “Company”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30.0 million of shares of Dynavax common stock (the “Purchase Shares”) over the term of the Purchase Agreement. Under the Purchase Agreement, the Company agreed to pay Aspire Capital a commitment fee equal to 4% of $30 million in consideration for Aspire Capital’s obligation to purchase up to $30 million of Dynavax common stock. Dynavax paid this commitment fee by issuance of 600,000 shares of its common stock valued at $2.00 per share. The Company did not pay any additional expense reimbursement or any placement agent fees in connection with the transaction. In accordance with the terms of the Purchase Agreement, the Company sold 1,000,000 shares of common stock (the “Initial Purchase Shares”) to Aspire Capital at a purchase price of $2.00 per share, for an aggregate purchase price of $2,000,000.

Summary of terms of Purchase Agreement

On any Business Day on which the closing sale price of the Company’s common stock exceeds $1.00, over the 25-month term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 150,000 Purchase Shares per Business Day (defined in the Purchase Agreement as any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time). The Company and Aspire Capital may mutually agree to increase the number of shares that may be sold per Business Day to as much as an additional 1,000,000 Purchase Shares per Business Day. The purchase price per Purchase Share (the “Purchase Price”) is the lower of (i) the lowest sale price for the common stock on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the common stock during the 12 consecutive Business Days ending on the Business Day immediately preceding the purchase date of those securities.

The number of Purchase Shares covered by and timing of each Purchase Notice are determined in the Company’s sole discretion, and the applicable Purchase Price will be determined prior to delivery of any Purchase Notice. The Company may deliver multiple Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. The number of shares that may be sold under the Purchase Agreement is limited to 19.99% of the Company’s outstanding shares on September 20, 2010, the date of the Purchase Agreement, absent stockholder approval. There are no trading volume requirements or restrictions under the Purchase Agreement. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases as directed in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of Dynavax common stock. The Company did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Company’s net proceeds will depend on the Purchase Price and frequency of the Company’s sales of Purchase Shares to Aspire Capital; provided, however, that the maximum aggregate proceeds from sales of Purchase Shares is $30 million under the terms of the Purchase Agreement. The Company’s delivery of Purchase Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the Purchase Agreement. The Company expects to use proceeds from sales of Purchase Shares for general corporate purposes and working capital requirements.

Registration Rights

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated September 20, 2010. The Registration Rights Agreement provides, among other things, that the Company will register the sales of the Commitment Shares and the Purchase Shares (collectively, the “Securities”) to Aspire Capital. In accordance with the Registration Rights Agreement, the sale of the Securities to Aspire Capital is being made under the Company’s Registration Statement on Form S-3 (No. 333-165663), filed with the Securities and Exchange Commission on March 24, 2010, as amended and supplemented from time to time (the “Registration Statement”). The Company further agreed to keep the Registration Statement effective and to indemnify Aspire Capital for certain liabilities in connection with the sale of the Securities under the terms of the Registration Rights Agreement.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.53 and 4.18, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Purchase Agreement and Registration Rights Agreement into the Registration Statement.

Item 1.02	Termination of a Material Definitive Agreement.

On September 14, 2010, the Company terminated that certain Equity Distribution Agreement dated as of August 19, 2009 between the Company and Wedbush Morgan Securities, Inc. pursuant to Section 12(a) thereof.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of our common stock under the Purchase Agreement and the use of proceeds from such sales. Forward-looking statements are generally identified by use of the term “expect,” “may,” “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 8.01	Other Events.

On September 20, 2010, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.18	Registration Rights Agreement, dated as of September 20, 2010, by and between the Company and Aspire Capital Fund, LLC.

5.1	Opinion of Cooley LLP.

10.53	Common Stock Purchase Agreement, dated as of September 20, 2010, by and between the Company and Aspire Capital Fund, LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release dated September 20, 2010, titled “Dynavax Announces $30 Million At-The-Market Common Stock Purchase Agreement”.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: September 20, 2010	By:	/S/ JENNIFER LEW
Jennifer Lew Vice President, Finance